                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                       -----------------------

                              FORM 8-K

                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934

                     ---------------------------


                  Date of Report (Date of earliest
                   event reported): July 30, 2002



                    THE ST. PAUL COMPANIES, INC.
       ------------------------------------------------------
       (Exact name of Registrant as specified in its charter)


         Minnesota            001-10898            41-0518860
    ------------------- --------------------- --------------------
         (State of         (Commission File     (I.R.S. Employer
      Incorporation)           Number)         Identification No.)



    385 Washington St., St. Paul, MN            55102
    --------------------------------          ---------
    (Address of principal                     (Zip Code)
     executive offices)


                           (651) 310-7911
                 ----------------------------------
                   (Registrant's telephone number,
                        including area code)




                                 N/A
    ------------------------------------------------------------
      (Former name or former address, if changed since last
                               report)

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Item 5.    Other Events
           ------------


        The following statement was derived from a press release of The St. Paul Companies, Inc. dated July 30, 2002 related to the impact of an oil rig surety ruling:

         The St. Paul Companies announced today that it believes the net third-quarter 2002 earnings impact from a July
    26, 2002, federal court ruling should not exceed $25 million, net of reinsurance, case reserves and taxes, and prior to any recoveries. The company believes that the recoveries may be significant, but it cannot reasonably estimate them at this time.

         The company continues to review the ruling, rendered in the United States District Court for the Southern District of New York. The ruling involved claims against a subsidiary of The St. Paul and another surety in connection with the construction of two rigs for a Brazilian oil company.

         Certain statements made by the company in this release may constitute forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: competitive considerations, including the ability to implement price increases; the frequency and severity of catastrophic events; our achievement of planned expense savings; the timing and impact of our exiting of certain types of business; changes in the demand for, pricing of, or supply of reinsurance or insurance; increased competitive pressure; the loss of significant customers; worse than anticipated loss developments from business written in prior years; losses due to foreign currency exchange rate fluctuations; changes in our estimate of insurance industry losses resulting from the September 11, 2001, terrorist attack; the potential impact of the global war on terrorism and Federal solutions to make available insurance coverage for acts of terrorism; regulatory developments; general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets; judicial decisions and rulings; changes in domestic and foreign laws, regulations and taxes; effects of acquisitions and divestitures; and various other factors. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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         Pursuant to the requirements of the Securities Exchange
    Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By:   Bruce A. Backberg
                                    -----------------
                                    Bruce A. Backberg
                                    Senior Vice President


    Date: July 30, 2002